EXHIBIT 99(a)

AMERICAN GREETINGS REPORTS FIRST-QUARTER OPERATING RESULTS
IN LINE WITH ESTIMATE

CLEVELAND (June 24, 2003) – American Greetings Corporation (NYSE: AM) today reported operating results in line with its estimate for the first quarter of fiscal 2004.

The Corporation achieved net income of $19.7 million, or 27 cents per share, on net sales of $454.3 million, for the first quarter ended May 31, 2003 (all per share figures assume dilution). These results compare to net income of $44.5 million, or 60 cents per share, on net sales of $484.2 million in the first quarter last year. Included in the prior period is a $12.0 million pretax gain due to the sale of an equity investment.

The Corporation’s first-quarter results reflect the impact of several previously discussed factors, which reduced pretax income by approximately $27 million in the period. The items previously cited by the Corporation as reducing its first-quarter pretax income were:

•	The year-over-year effect of previously disclosed retail store losses and the reduction of shipments to improve sell-through, which had an aggregate negative pretax impact of approximately $15 million;

•	The timing of costs and related benefits associated with the Corporation’s supply chain transformation initiative, which negatively impacted pretax income by approximately $7 million; and

•	Costs related to the Corporation’s April 15 early pay down of $118 million of term debt, which negatively impacted pretax income by approximately $5 million.

Based on its improving credit profile, American Greetings has made modifications to the financial covenants within its senior secured credit facility including the elimination of its minimum EBITDA covenant. However, certain of the Corporation’s remaining covenants incorporate EBITDA as a component of the calculation. EBITDA represents a non-GAAP (Generally Accepted Accounting Principles) financial measure. A table reconciling this measure to the appropriate GAAP measure is included in the notes to the first-quarter report of consolidated operations included in this release. EBITDA for the first quarter of fiscal 2004 was $71.5 million, compared to $110.3 million in the prior period. Adjusted EBITDA for the trailing four quarters ended May 31, 2003, was $305.9 million, compared to adjusted EBITDA for the year-ago trailing four quarters of $324.4 million. Last year’s first-quarter and trailing four-quarter adjusted EBITDA results include a pretax gain of $12.0 million due to the sale of an equity investment.

Management Comments and Second Quarter Estimate
“Our first quarter performance is in line with our expectations,” said chief executive officer Zev Weiss. The Corporation projects a loss per share for the second quarter of 13 cents to 18 cents, a quarter in which it has historically reported a net loss due to the seasonal nature of its business. The Corporation realized a net loss of $15.8 million, or 24 cents per share, for the second quarter ended Aug. 31, 2002. “Our supply chain transformation effort, which is focusing resources on key relationships and streamlining workflows, is on track to yield benefits later this fiscal year,” said president and chief operating officer Jeff Weiss.

Conference Call on the Web
American Greetings will broadcast its first-quarter conference call live on the Internet at 9:30 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, reading glasses, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com.

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CONTACT:
David D. Poplar
Investor and Corporate Media Relations Manager
(216) 252-4864
david.poplar@amgreetings.com

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to: retail bankruptcies and consolidations, successful integration of acquisitions, successful transition of management, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales, competitive terms of sale offered to customers, successfully implementing supply chain improvements and achieving projected cost savings from those improvements, and the Corporation’s ability to comply with its debt covenants. Risks pertaining specifically to AmericanGreetings.com include the viability of online advertising and subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products.

AMERICAN GREETINGS CORPORATION
FIRST QUARTER REPORT OF CONSOLIDATED OPERATIONS
FISCAL YEAR ENDING FEBRUARY 29, 2004

(In thousands of dollars except per share amounts)

	(Unaudited)
	Three Months Ended
	May 31,

	2003	2002

Net sales	$454,306	$484,230
Costs and expenses:
Material, labor and other production costs	184,983	186,514
Selling, distribution and marketing	149,858	150,099
Administrative and general	66,125	68,489
Interest expense	22,800	19,654
Other (income) expense — net	(2,138)	(14,326)

	421,628	410,430

Income before income tax expense	32,678	73,800
Income tax expense	12,973	29,299

Net income	$19,705	$44,501

Earnings per share	$0.30	$0.68

Earnings per share assuming dilution	$0.27	$0.60

Average number of common shares outstanding	65,913,680	65,014,552
Average number of common shares outstanding — assuming dilution	79,003,300	77,605,552

AMERICAN GREETINGS CORPORATION
FIRST QUARTER STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 29, 2004

(In thousands of dollars)

	(Unaudited)
	May 31,

	2003	2002

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$113,274	$178,084
Trade accounts receivable, less allowances for sales returns of $82,963 ($106,296 in 2002) and for doubtful accounts of $27,480 ($37,370 in 2002)	293,730	335,304
Inventories	312,362	304,410
Deferred and refundable income taxes	173,365	215,285
Prepaid expenses and other	224,687	189,772

Total current assets	1,117,418	1,222,855
GOODWILL	213,501	202,928
OTHER ASSETS	768,403	886,277
PROPERTY, PLANT AND EQUIPMENT — NET	382,848	404,834

	$2,482,170	$2,716,894

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$5,352	$12,932
Accounts payable	135,136	131,154
Accrued liabilities	157,050	188,206
Accrued compensation and benefits	56,936	80,543
Income taxes	66,545	178,497
Other current liabilities	96,758	144,830

Total current liabilities	517,777	736,162
LONG-TERM DEBT	726,930	847,599
OTHER LIABILITIES	107,113	132,964
DEFERRED INCOME TAXES	10,715	25,769
SHAREHOLDERS’ EQUITY
Common shares — Class A	61,370	61,174
Common shares — Class B	4,596	4,602
Capital in excess of par value	311,658	309,599
Treasury stock	(438,726)	(438,809)
Accumulated other comprehensive loss	(20,839)	(67,478)
Retained earnings	1,201,576	1,105,312

Total shareholders’ equity	1,119,635	974,400

	$2,482,170	$2,716,894

AMERICAN GREETINGS CORPORATION
FIRST QUARTER STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 29, 2004
(In thousands of dollars except per share amounts)

	(Unaudited)
	Three Months Ended
	May 31,

	2003	2002

OPERATING ACTIVITIES:
Net income	$19,705	$44,501
Adjustments to reconcile to net cash provided by operating activities:
(Gain) on sale of marketable security	—	(12,027)
Depreciation and amortization	15,980	16,825
Deferred income taxes	(281)	(16,857)
Changes in operating assets and liabilities:
Decrease (increase) in trade accounts receivable	18,799	(43,867)
Increase in inventories	(29,596)	(10,831)
Decrease in other current assets	32,412	2,821
(Increase) decrease in deferred cost — net	(2,140)	50,821
(Decrease) increase in accounts payable and other liabilities	(32,122)	1,752
Other — net	992	7,328

Cash Provided by Operating Activities	23,749	40,466
INVESTING ACTIVITIES:
Property, plant & equipment additions	(5,334)	(2,625)
Proceeds from sale of fixed assets	36	116
Investment in corporate owned life insurance	11,445	4,451
Other — net	1,551	18,358

Cash Provided by Investing Activities	7,698	20,300
FINANCING ACTIVITIES:
Reduction of long-term debt	(2,322)	(5,289)
(Decrease) increase in short-term debt	(127,046)	58
Sale of stock under benefit plans	766	20,204
Purchase of treasury shares	(92)	(47)

Cash (Used) Provided by Financing Activities	(128,694)	14,926
EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,058	1,413

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(95,189)	77,105
Cash and Cash Equivalents at Beginning of Year	208,463	100,979

Cash and Cash Equivalents at End of Period	$113,274	$178,084

AMERICAN GREETINGS CORPORATION
FIRST QUARTER REPORT OF CONSOLIDATED OPERATIONS
FISCAL YEAR ENDED FEBRUARY 29, 2004 (Unaudited)
(In thousands of dollars except per share amounts)

Note 1:	Seasonal Nature of Business: A significant portion of the Corporation’s business is seasonal in nature. Therefore, the results of operations for interim periods are not necessarily indicative of the results for the fiscal year taken as a whole.

Note 2:	Reclassifications: Certain amounts in the prior year financial statements have been reclassified to conform to the 2004 presentation.

Note 3:	Deferred Costs: In the normal course of its business, the Corporation enters into agreements with certain customers for the supply of greeting cards and related products. Under these agreements, the customer typically receives from the Corporation a combination of cash payments, credits, discounts, allowances and other incentive considerations to be earned by the customer as product is purchased from the Corporation over the effective time period of the agreement to meet a minimum purchase volume commitment. In the event a contract is not completed, the Corporation has a claim for unearned advances under the agreement. The Corporation periodically reviews the progress toward the commitment and adjusts the estimated amortization period accordingly to match the costs with the revenue associated with the agreement. The agreements may or may not specify the Corporation as the sole supplier of social expression products to the customer.

The Corporation classifies the total contractual amount of the incentive consideration committed to the customer but not yet earned as a deferred cost asset at the inception of an agreement, or any future amendments. Deferred costs estimated to be earned by the customer and charged to operations during the next twelve months are classified as “Prepaid expenses and other” in the Consolidated Statement of Financial Position, and the remaining amounts to be charged beyond the next twelve months are classified as “Other assets”.

A portion of the total consideration may be payable by the Corporation at the time the agreement is consummated. All future payment commitments are classified as liabilities at inception until paid. The payments that are expected to be made in the next twelve months are classified as “Other current liabilities” in the Consolidated Statement of Financial Position, and the remaining payment commitments beyond the next twelve months are classified as “Other liabilities”. The Corporation maintains adequate reserves for deferred costs related to supply agreements and does not expect that the non-completion of any particular contract would result in a material loss.

Note 4:	Other (Income) Expense — net : During the three months ended May 31, 2002, “Other (income) expense – net” included $12,027 of income on the sale of a marketable security investment. The amount of the proceeds received from the sale of the marketable security investment of $16,964 is included in “Other” investing activities in the Statement of Cash Flows for the period.

Note 5:	Recent Accounting Pronouncements: In April 2002, Statement of Financial Accounting Standards (SFAS) No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections”, was issued. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. SFAS No. 145 requires that debt extinguishment must meet the criteria under APB Opinion No. 30 to be classified as an extraordinary item. This Statement also amends SFAS No. 13 to require sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Corporation adopted this Statement effective March 1, 2003. This Statement had no impact on the financial statements of the Corporation.

In December 2002, SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure” was issued. SFAS No. 148 amends the disclosure provisions of SFAS No. 123 and requires expanded and more prominent disclosure of the effects of an entity’s accounting policy in respect to stock-based employee compensation. The disclosure requirements in SFAS No. 148 are effective for financial statements for fiscal years ending after December 15, 2002 and for financial reports containing condensed consolidated financial statements for interim periods beginning after December 15, 2002. Beginning with its financial statements for the year ended February 28, 2003, the Corporation has adopted the disclosure provisions of SFAS No. 148.

In January 2003, Interpretation No. 46, “Consolidation of Variable Interest Entities” was issued. Interpretation No. 46 provides guidance for identifying a controlling interest in a Variable Interest Entity (“VIE”) established by means other than voting interests. Interpretation No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. The effective date for this Interpretation is July 1, 2003. The Corporation has not yet determined the impact, if any, this Interpretation will have on the financial statements of the Corporation.

Note 6:	Reconciliation of Non-GAAP Measures: This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet, or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Corporation has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain covenants of the Corporation’s debt agreements are based on calculations of earnings before interest expense, income taxes, depreciation and amortization (EBITDA). As such, EBITDA was $71.5 million for the three months ended May 31, 2003.

Below is a reconciliation of net income to EBITDA (in millions):

	Three Months Ended
	May 31,

	2003	2002

Net income	$19.7	$44.5
Interest expense	22.8	19.7
Income tax expense	13.0	29.3
Depreciation and amortization	16.0	16.8

EBITDA	$71.5	$110.3

Below is a reconciliation of “Cash provided by operating activities” to EBITDA (in millions):

	Three Months Ended
	May 31,

	2003	2002

Cash provided by operating activities	$23.7	$40.5
Gain on sale of marketable security	—	12.0
Deferred income taxes	0.3	16.8
Changes in operating assets and liabilities	11.7	(8.0)
Interest expense	22.8	19.7
Income tax expense	13.0	29.3

EBITDA	$71.5	$110.3

Below are reconciliations of net income to adjusted EBITDA for the four quarters ended May 31, 2003 and 2002 (in millions):

Net income:
Year ended February 28, 2003	$121.1
Less: three months ended May 31, 2002	44.5
Add: three months ended May 31, 2003	19.7

Net income, four quarters ended May 31, 2003	96.3
Interest expense, four quarters ended May 31, 2003	82.2
Income tax expense, four quarters ended May 31, 2003	63.4
Depreciation and amortization, four quarters ended May 31, 2003	64.0

Adjusted EBITDA, four quarters ended May 31, 2003	$305.9

Net income (loss):
Year ended February 28, 2002	$(122.3)
Less: three months ended May 31, 2001	(80.1)
Add: three months ended May 31, 2002	44.5

Net income, four quarters ended May 31, 2002	2.3
Interest expense, four quarters ended May 31, 2002	84.8
Income tax expense, four quarters ended May 31, 2002	3.8
Depreciation and amortization, four quarters ended May 31, 2002	79.7
Charges, four quarters ended May 31, 2002 (see note below)	153.8

Adjusted EBITDA, four quarters ended May 31, 2002	$324.4

Note: Charges for the four quarters ended May 31, 2002 include the costs associated with the consolidation and rationalization of certain of the Corporation’s operations, including employee severance and benefit termination costs, the implementation of the scan-based trading business model and other costs.

Below are reconciliations of “Cash provided by operating activities” to adjusted EBITDA for the four quarters ended May 31, 2003 and 2002 (in millions):

Cash provided by operating activities:
Year ended February 28, 2003	$77.0
Less: three months ended May 31, 2002	40.4
Add: three months ended May 31, 2003	23.8

Cash provided by operating activities, four quarters ended May 31, 2003	60.4
Deferred income taxes	7.9
Changes in operating assets and liabilities	76.4
Interest expense, four quarters ended May 31, 2003	82.2
Income tax expense, four quarters ended May 31, 2003	63.4
Charges (see note above)	15.6

Adjusted EBITDA, four quarters ended May 31, 2003	$305.9

Cash provided by operating activities:
Year ended February 28, 2002	$36.3
Less: three months ended May 31, 2001	(43.4)
Add: three months ended May 31, 2002	40.5

Cash provided by operating activities, four quarters ended May 31, 2002	120.2
Gain on sale of marketable securities	(12.0)
Deferred income taxes	3.9
Changes in operating assets and liabilities	(32.5)
Interest expense, four quarters ended May 31, 2002	84.8
Income tax expense, four quarters ended May 31, 2002	3.7
Impairment charge	37.0
Charges (see note above)	119.3

Adjusted EBITDA, four quarters ended May 31, 2002	$324.4

Summary of Statement of Cash Flows (in millions):

	Three Months Ended
	May 31,

	2003	2002

Cash Provided by Operating Activities	$23.7	$40.5
Cash Provided by Investing Activities	$7.7	$20.3
Cash (Used) Provided by Financing Activities	$(128.7)	$14.9

EBITDA is presented in the earnings release because management believes that it is of interest to its investors and lenders in relation to its debt covenants, as certain of the debt covenants include EBITDA as a component of a covenant calculation.